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                              CODE OF REGULATIONS

                                       OF

                           IAACI ACQUISITION COMPANY


adopted by its shareholders entitled to vote for the government of the corporation:

                                   ARTICLE I.

                            MEETINGS OF SHAREHOLDERS

          (A) ANNUAL MEETINGS. The Annual Meeting of the Shareholders shall be held not later than the last Thursday in the month of May of each year at 10:00 A.M. at a place to be determined by the Board of Directors. The purpose of such meeting shall be the election of Directors and the transaction of such other business as may come before the meeting. If the election of Directors shall not be held on the date as designated herein for any Annual Meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as is practicable.

          Amended December 11, 1989

          (B) SPECIAL MEETINGS. Except as otherwise provided by law, special meetings of the shareholders of this corporation may be called by the President, or, in case of the President's absence, death, or disability, the Vice President, if any, authorized to exercise the authority of the President, or by a majority of the directors. Calls for special meetings shall specify the time, place and object or objects thereof, and no business other than that specified in the call therefor shall be considered at any such meetings.

          (C) PLACE OF MEETINGS. The meetings of shareholders shall be held at such place within or without the State of Ohio as may be designated in the notice of the meeting. If no designation is made the place of meeting shall be the principal office of the corporation in Gold Manor, Ohio.

          (D) NOTICE OF MEETINGS. A written notice of all shareholders meetings, stating the time and place, and in case of special meetings, the objects thereof, shall be given to each shareholder entitled to vote at such meeting appearing on the

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books of the corporation, by mailing same to his address as the same appears on the records of the corporation or of its Transfer Agent, or Agents, at least seven (7) days before any such meeting; provided, however, that no failure or irregularity of notice of any annual meeting shall invalidate the same or any proceeding thereat. All notices with respect to any shares to which persons are jointly entitled may be given to that one of such persons who is named first upon the books of the corporation and notice so given shall be sufficient notice to all the holders of such shares. Any shareholder may waive notice of any meeting by written statement signed before or after the holding of the meeting. The attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting except where a shareholder attends for the express purpose of objecting to the transaction of nay business because the meeting was not lawfully called or convened.

          (E) QUORUM. A majority in number of the shares authorized, issued and outstanding, represented by the holders of record thereof, in person or by proxy, shall be requisite to constitute a quorum at any meeting of shareholders, but less than such majority may adjourn the meeting of shareholders from time to time and at any such adjourned meeting any business may be transacted which might have been transacted if the meeting had been as originally called.

          (F) PROXIES. Any shareholder entitled to vote at a meeting of shareholders may be represented and vote thereat by proxy appointed by an instrument in writing, subscribed by such shareholder, or by his duly authorized attorney, and submitted to the Secretary at or before such meeting.

          (G)  ORDER OF BUSINESS.

               1.   Call meeting to order.
               2.   Selection of chairman and secretary.
               3.   Proof of notice of meeting.
               4. Roll call, including filing of proxies with secretary.
               5. Reading and disposal of previously unapproved minutes.
               6.   Reports of officers and committees.
               7. If annual meeting, or meeting called for that purpose, election of Directors.
               8.   Unfinished business.
               9.   New business.
               10.  Adjournment.

          This order may be changed by the affirmative vote of a majority in interest of the shareholders present.

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                                  ARTICLE II.

                                      SEAL

          The Board of Directors may provide for a corporate seal which shall be circular in form and contain such legend as the Board of Directors shall determine, consistent with the laws of Ohio. In the absence of such provision by the Board of Directors, the corporation shall not have a seal.

                                  ARTICLE III.

                                     SHARES

          (A) CERTIFICATES. Certificates evidencing the ownership of shares of the corporation shall be issued to those entitled to them by transfer or otherwise. Each certificate for shares shall bear a distinguishing number, the signature of the President or Vice-President, and of the Secretary or an Assistant Secretary, the seal of the corporation, if any, and such recitals as may be required by law. The certificates for shares shall be of such tenor and design as the Board of Directors form time to time may adopt. It shall be the duty of every shareholder to notify the corporation of his current mailing address.

          (B) TRANSFERS. The shares may be transferred on the proper books of the corporation by the registered holders thereof, or by their attorneys legally constituted, or their legal representatives, by surrender of the certificate therefor for cancellation and a written assignment of the shares evidenced thereby. The Board of Directors may, from time to time, appoint such Transfer Agents or Registrars of shares as it may deem advisable, and may define their powers and duties.

          (C) LOST CERTIFICATES. The Board of Directors may order a new certificate or certificates of shares to be issued in place of any certificate or certificates alleged to have been lost, mutilated or destroyed, but the Board of Directors may require that the owner of the lost certificate or certificates shall first cause to be given to the corporation a bond, which surety or sureties satisfactory to the corporation in such sum as the Board of Directors may in its discretion deem sufficient as indemnity against any loss or liability that the corporation may incur by reason of the issuance of such new certificates; but the Board of Directors may, in its discretion, refuse to issue such new certificates save upon the order of some court having jurisdiction in such matters pursuant to the statute made and provided.

          (D) CLOSING OF TRANSFER BOOKS. The share transfer books of the corporation may be closed by order of the Board of Directors for a period not exceeding ten (10) days prior to any

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meeting of the shareholders, and for a period not exceeding ten
(10) days prior to the payment of any dividend. The times during which the books may be closed shall, from time to time, be fixed by the Board of Directors.

                                  ARTICLE IV.

                                   DIRECTORS

          (A) NUMBER AND TENURE. The number of members of the Board of Directors shall be determined pursuant to law, by resolution of the shareholders entitled to vote, but shall not be less than three (3) members except that where all shares of the corporation are owned of record by one or two shareholders, the number of directors as determined by the shareholders may be less than three but not less than the number of shareholders. The election of directors shall be held at the annual meeting of the shareholders, or at a special meeting called for that purpose. Directors shall hold office until the next annual meeting of shareholders and shall continue in office until their respective successors are elected and qualified or until their earlier resignation, removal or death.

          (B) REMOVAL. Unless otherwise agreed in writing, all of the directors or any individual director may be removed form office, without assigning any cause, at a meeting called for that purpose, by the vote of the holders of shares which are a majority of the voting power entitled them to elect directors in place of those to be removed, provided that unless all the directors are removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the directors, would be sufficient to elect at least one director. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall create a vacancy in the Board.

          (C) VACANCIES. A resignation from the Board of Directors shall be deemed to take effect upon its receipt by the Secretary, unless some other time is specified therein. In case of any vacancy in the Board of Directors, through death, resignation, removal, disqualification, or other cause deemed sufficient by the Board, the remaining directors, though less than a majority of the whole Board, by affirmative vote of a majority of those present at any duly convened meeting, may elect a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant, and until the election and qualification of a successor.

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          (D)  REGULAR MEETINGS.  Regular meetings of the Board
of Directors shall be held periodically on such dates as the Board may designate.

          (E) SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called by the Secretary and held at the request of the President or any two of the directors or the sole director if there is only one director.

          (F) NOTICE OF MEETINGS. The Secretary shall give notice of each meeting of the Board of Directors, whether regular or special, to each member of the Board. Any director may waive notice of nay meeting by written statement signed before or after the holding of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director withdraws his waiver by stating at the meeting that he does not consent to the holding thereof.

          (G) QUORUM. A majority of the directors in office at the time shall constitute a quorum at all meetings thereof.

          (H) PLACE OF MEETINGS. The Board of Directors may hold its meetings at such place or places within or without the State of Ohio as the Board may, from time to time, determine.

          (I) COMPENSATION. Directors, as such, shall not receive any stated salary for their services, but, on resolution of the Board, a fixed sum may be allowed for attendance at each meeting, regular or special, provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of either executive or special committees may be allowed such compensation as the Board of Directors may determine for attending committee meetings.

          (J) ACTION OF DIRECTORS WITHOUT MEETING. Any action which may be authorized or taken at a meeting of the directors of the corporation may be authorized without a meeting by an unanimous written consent of such directors pursuant to Section
1701.54, Ohio Revised Code.

                                   ARTICLE V

                                    OFFICERS

          (A) ELECTION. At the first meeting of the Board of Directors in each year (at which a quorum shall be present) following the annual meeting of the shareholders, or at any special meeting provided in Article IV, the Board of Directors shall elect officers of the corporation (including the President), and designate and appoint such subordinate officers, agents and employees as it shall determine. The Board may also

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appoint an executive committee or committees from its number and define their powers and duties. The officers of this corporation shall be a Chairman of the Board (if desired) who shall be a director, a President, a Vice-President, a Secretary, and a Treasurer, who may or may not be directors. The officers shall be elected by the Board of Directors, and shall hold office for one year, and until their successors are elected and qualified. The Board of Directors may also appoint from time to time one or more additional Vice Presidents, Assistant Vice-Presidents, Assistant Secretaries, Assistant Treasurers, and such other officers and agents of the corporation as it may from time to time determine. If more than one Vice-President is elected, the Board shall designate which Vice-President shall perform the duties of the President as provided in this Article. The same person may hold more than one office, other than that of President and Vice-President, or Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer. Provided, however, that this Article shall not be deemed to create nay contract rights in such offices.

          (B) REMOVAL. Any officer, agent, or employee elected or appointed by the Board of Directors may be removed at any time, without cause, upon vote of the majority of the whole Board of Directors without prejudice to the contract rights of such officer. This removal shall not apply to an officer who is also a director unless also removed as director.

          (C) VACANCY. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired term. In case of the absence of any officer of the corporation, or for any other reason which the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any director, provided a majority of the whole Board of Directors concur therein.

          (D) DUTIES. (1) PRESIDENT. In the absence of the selection of a chairman for a meeting of shareholders or directors, the President shall preside at all such meetings. He shall exercise, subject to the control of the Board of Directors and the shareholders of the corporation, a general supervision over the business affairs of the corporation, and shall perform generally all duties incident to the office.

               (2) VICE-PRESIDENT. Except as especially limited by vote of the Board of Directors, the Vice-President shall perform all duties of the President in his absence or during his inability or refusal to act.

               (3) SECRETARY. The Secretary shall: (1) keep the minutes of the shareholders and of the Board of Directors meetings in one or more books provided for that purpose; (2) see

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that all notice are duly given in accordance with the provisions of these Regulations or as required by law; (3) be custodian of the corporate records and take charge of the seal of the corporation, if any; (4) keep a register of the post office addresses of each shareholder which shall be furnished to the Secretary by such shareholder; (5) have general charge of the stock transfer books of the corporation; and (6) in general perform all duties incident to the office of Secretary.

               (4) TREASURER. The Treasurer shall have the custody of the funds and securities of the corporation which may come into his hands, and shall do with the same as may be ordered by the Board of Directors. When necessary or proper he may endorse on behalf of the corporation for collection, checks, notes and other similar instruments. He shall deposit the funds of the corporation to its credit in such banks and depositaries as the Board of Directors may, from time to time, designate. He shall submit to the annual meeting of the shareholders, a statement of the financial condition of the corporation, and whenever required by the Board of Directors, shall make and render a statement of his accounts, and such other statements as may be required. He shall keep in books of the corporation, full and accurate accounts of all moneys received and paid by him for account of the corporation.

               (5) ADDITIONAL POWERS AND DUTIES. In addition to the foregoing especially enumerated duties and powers, the several officers of the corporation shall perform such other duties and exercise such further powers as the Board of Directors may, from time to time, determine, or as may be assigned to them by any superior officer.

                                  ARTICLE VI.

                                INDEMNIFICATION

          (A) The corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgment,s fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or

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proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          (B) The corporation shall indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that the Court of Common Pleas, or the court in which such action or suit was brought shall determine upon application that, despite the adjudication or liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or such other court shall deem proper.

          (C) To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of nay action, suit, or proceeding referred to in
Article VI(A) and VI(B), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

          (D) Any indemnification under Article VI(A) and VI(B), unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Article VI(A) and VI(B). Such determination shall be made (1) by a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened

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with any such action, suit, or proceeding, or (2) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified within the past five years, or (3) by the shareholders, or (4) by the Court of Common Pleas or the court in which such action, suit, or proceeding was brought. Any determination made by the disinterested directors under Article VI(D)(1) or by independent legal counsel under Article VI(D)(2) shall be promptly communicated to the person who threatened or brought the action or suit, by or in the right of the corporation under Article VI(B), and within ten days after receipt of such notification, such person shall have the right to petition the Court of Common Pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

          (E) Expenses, including attorneys' fees, incurred in defending any action, suit, or proceeding referred to in Article VI(A) and VI(B), may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article VI.

          (F) The indemnification provided by this Article VI shall not be deemed exclusive of nay other rights to which those seeking indemnification may be entitled under the Articles of Incorporation or the Regulations or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (G) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation or otherwise) with respect to a liability against him by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent

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of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise, his right to indemnification from the corporation shall abate.

          (H) As used in this Article VI, references to "corporation" includes all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise shall stand in the same position under this Article VI with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

          (I) Subject to limitations provided in this Article VI, it is the intention of this Article of the Regulations to give the individuals covered hereunder the maximum indemnification permitted under the law of the State of Ohio s it now exists or may exist in the future. If any provision or portion thereof of this Article shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and effect of the remaining parts shall not be affected. If at any time any provisions are contained in the laws of the State of Ohio prohibiting indemnification in respect of any claim, action, suit, or proceeding except upon a determination of the extent thereof in the manner provided therein, then indemnification in respect thereof shall be made only in accordance with such provisions.

                                  ARTICLE VII.

                                   AMENDMENTS

          These regulations may be adopted, amended or repealed by the affirmative vote of the majority of the shares empowered to vote thereon at any meeting called and held for that purpose, notice of which meeting has been given pursuant to law, or without a meeting by the written assent of the owners of two-thirds of the authorized, issued and outstanding voting shares of the corporation.

                     ASSENT TO THE ADOPTION OF REGULATIONS

          The undersigned, being the owners of the number of shares of the corporation set opposite our respective names, do hereby assent in writing to the adoption of the Code of Regulations hereinbefore set forth, for the government of the corporation.

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Dated: August 1, 1983


NAME                               NUMBER OF SHARES

/S/ ROBERT D. JOHNSON                      8
- ---------------------------------
Robert D. Johnson

/S/ EDWARD F. CASTLEBERRY                  6
- ---------------------------------
Edward F. Castleberry

/S/ SUSAN S. CASTLEBERRY                   6
- ---------------------------------
Susan S. Castleberry



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